 EXHIBIT A
JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Form 4 to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Form, as it may be amended, jointly on behalf of such parties.

Dated:  May ____, 2009

GREEK INVESTMENTS, INC.

By:_______________________________
Name:_____________________________
Title:______________________________

MARIA KONSTANTINU

JORGE CONSTANTINO

 PANAYOTIS CONSTANTINO

 ATHENEA CONSTANTINO